Exhibit 107

Calculation of Filing Fee Tables

SCHEDULE 14A

(Form Type)

SeqLL Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee			Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common	Fee Calculation[1]		$0.4846	$77,471,499		0.00011020	$
Fees Previously Paid	–	–	–	–	–	–				–
	Total Offering Amounts					$137,471,499	[2]	0.00011020		$15,149.36	[3]
	Total Fees Previously Paid									–
	Total Fee Offsets									–
	Net Fee Due									$15,149.36

(1)	In accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the maximum number of securities of SeqLL Inc. (the “Company”) to which this transaction applies is estimated, as of June 2, 2023, to be 159,866,898 shares of the Company’s common stock (the “SeqLL Common Stock”), which will be issuable as partial consideration for all of the issued and outstanding membership interests of Lyneer (as defined in the proxy statement) at the closing of the Merger (as defined in the proxy statement). The value of the SeqLL common stock is determined by multiplying the 159,866,898 shares by $0.4846, the average of the high and low prices reported on the Nasdaq Capital Market within five business days prior to the date of the filing.

(2)	In accordance with Exchange Act Rule 0-11, the proposed maximum aggregate value of the transaction estimated solely for the purposes of calculating the filing fee was calculated, as of June 2, 2023, based on (i) the value of the securities to be transferred to the Sellers (as defined in the proxy statement) at the closing of the Merger, determined in accordance with note (1) above, and (ii) the cash payment that SeqLL will make to the Lyneer Members (as defined in the proxy statement) in the aggregate amount of $60,000,000. The total of such amounts is $137,471,499.

(3)	In accordance with Section 14(g) of the Exchange Act and Exchange Act Rule 0-11, the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction in note (2) above by 0.00011020.